Exhibit 10.3
MASTER SECURITY AGREEMENT

To:	LV Administrative Services, Inc., as Agent c/o Valens Capital Management, LLC 335 Madison Avenue, 10th Floor New York, NY 10017
Date: February 29, 2008
To Whom It May Concern:
1. To secure the payment of all Obligations (as hereafter defined), VERICHIP CORPORATION, a Delaware corporation (“CHIP”), XMARK CORPORATION, a Canada corporation (“MARK” and together with CHIP, each a “Company” and collectively the “Companies”), and each other entity (other than the Agent (as defined below)) that is required to enter into this Master Security Agreement (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to the Agent, for the ratable benefit of the Creditor Parties (as defined in the Securities Purchase Agreement referred to below), a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts (including, without limitation, the Lockbox Deposit Accounts (as hereafter defined), inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, commercial tort claims set forth on Schedule B attached hereto, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among such Assignor’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by such Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in that certain Securities Purchase Agreement dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”) by and among the Companies, the Purchasers party thereto and LV Administrative Services, Inc., as administrative and collateral agent for the Purchasers (the “Agent”).

All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s security interest in any Collateral is governed by the Uniform Commercial Code (or comparable statute (including, for certainty, the Personal Property Security Act (Ontario)) as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (or comparable statute (including, for certainty, the Personal Property Security Act (Ontario))as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern. Notwithstanding the foregoing, the term “Collateral” shall not include the following (“Excluded Collateral”): any rights or interests in any lease, license, contract, or agreement, as such, if under the terms of such lease, license, contract or agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to the Agent is prohibited or would result in a default thereunder and such prohibition or default has not been or is not waived or the consent of the other party to such lease, license, contract or agreement has not been or is not otherwise obtained or under applicable law such prohibition or default cannot be waived; provided, that the foregoing exclusion shall in no way be (i) construed to apply if any such prohibition or default would be rendered ineffective under the UCC or other applicable law (including the United States Bankruptcy Code) or principles of equity, (ii) construed so as to limit, impair or otherwise affect the Agent’s unconditional continuing security interests in and liens upon any rights or interests of Assignors in or to the proceeds thereof, including monies due or to become due under any such lease, license, contract or agreement (including any accounts), or (iii) construed to apply at such time as the condition causing such prohibition or default shall be remedied and, to the extent severable.
2. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to any Creditor Party arising under, out of, or in connection with: (i) the Purchase Agreement and (ii) the Related Agreements (the Purchase Agreement and the Related Agreements, as each may be amended, modified, restated or supplemented from time to time, collectively, the “Documents”), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each such Assignor to any Creditor Party, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and liabilities of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law. Notwithstanding anything to the contrary contained herein, upon payment of the Obligations under the Note in full in immediately available funds, this Agreement shall automatically terminate and be without further force or effect (except for Assignors’ obligations under paragraph 12 of this Master Security Agreement which shall survive the termination of this Master Security Agreement); provided, however, that such indemnity obligations shall not be greater than the indemnity obligations of Assignors under the Purchase Agreement).

3. Except as set forth in any disclosure schedules to the Purchase Agreement or in the Exchange Act Filings with respect to those representations and warranties set forth below that have parallel representations and warranties set forth in the Purchase Agreement which permit exceptions as set forth in any disclosure schedules to the Purchase Agreement and/or the Exchange Act Filings, each Assignor hereby jointly and severally represents, warrants and covenants, as applicable, to Agent, for the benefit of the Creditor Parties, that:
(a)
it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and formed under the respective laws of its jurisdiction of formation set forth on Schedule A, and each Assignor will provide the Agent thirty (30) days’ prior written notice of any change in any of its respective jurisdiction of formation;

(b)
its legal name is as set forth in its Certificate/Articles of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A attached hereto, and it will provide the Agent thirty (30) days’ prior written notice of any change in its legal name;

(c)
its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide the Agent thirty (30) days’ prior written notice of any change in its organizational identification number;

(d)	it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e)	it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature except Permitted Encumbrances;

(f)
it will, at its and the other Assignors’ joint and several cost and expense, keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors’ business;

(g)
it will not, without the Agent’s prior written consent, sell, exchange, lease or otherwise dispose of any Collateral, whether by sale, lease or otherwise, (unless the proceeds of such sale, exchange, lease or disposal shall be used to repay then outstanding Obligations), except for

(i)	the payment of trade payables and other working capital expenses in the ordinary course of business;

(ii)	the sale of inventory in the ordinary course of business;

(iii)
the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than U.S. $100,000 (or the Canadian dollar equivalent) and only to the extent that the proceeds of each such disposition are used to acquire replacement Collateral which is subject to the Agent’s first priority perfected security interest, to repay then outstanding Obligations or to pay general corporate expenses; or following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to the Agent to be held as cash collateral for the Obligations;

(iv)	the licensing, on a non-exclusive basis, of any intellectual property;

(v)	arms-length transfers of assets between the Companies; or

(vi)	any other disposition of assets permitted by the Purchase Agreement.
(h)
(i) it will insure or cause the Collateral to be insured in the Agent’s name against loss or damage by fire, flood, sprinkler leakage, theft, burglary, pilferage, loss in transit and other risks customarily insured against by companies in similar business similarly situated as such Assignor and such other hazards in amounts and under insurance policies and bonds by insurers consistent with current practice and reasonably acceptable to the Agent. All premiums thereon shall be paid by such Assignor, the policies shall be delivered to the Agent if requested by the Agent and each such policy shall be endorsed in the Agent’s name as an additional insured and lender loss payee, with an appropriate loss payable endorsement by each Assignor in form and substance satisfactory to the Agent. If any Assignor fails to obtain the insurance and in such amounts of coverage as otherwise required pursuant to this clause (h), the Agent may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignor, jointly and severally, and shall constitute Obligations.;

(ii)
it will expressly agree that if additional loss payees and/or lender loss payees, other than the Agent, are named to the Collateral, the Agent will always be assigned to first lien position until all Obligations have been satisfied;

(i)
it will permit any representatives designated by the Agent (or any successor of the Agent), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of such Assignor (provided that no such prior notice shall be required to be given and no such representative of such Assignor shall be required to accompany the Agent in the event the Agent reasonably believes such access is necessary to preserve or protect the Collateral or following the occurrence and during the continuance of an Event of Default (as defined in each Note)), to visit and inspect any of the properties of such Assignor;

(j)
such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves the Agent and each other Creditor Party harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that the Agent and each other Creditor Party may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against the Agent, any other Creditor Party or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by the Agent’s or any Creditor Party’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(k)
all commercial tort claims (as defined in the Uniform Commercial Code as in effect in the State of New York) held by any Assignor are set forth on Schedule B to this Master Security Agreement; each Assignor hereby agrees that it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Agent of any commercial tort claim acquired by it and unless otherwise consented to in writing by the Agent, it shall enter into a supplement to this Master Security Agreement granting to the Agent a security interest for the ratable benefit of the Creditor Parties in such commercial tort claim, securing the Obligations; and

(l)
all invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of any Assignor or any other amount constituting Collateral shall conspicuously direct that all payments be made to the lockboxes maintained by such Assignor (the “Lockboxes”) with Citibank, N.A., Royal Bank of Canada or such other financial institution accepted by the Agent in writing as may be selected by such Assignor (the “Lockbox Bank”) or such other address as the Agent may direct in writing. The Lockbox Bank shall agree to deposit the proceeds of such payments immediately upon receipt thereof in that certain deposit account maintained at the Lockbox Bank by the applicable Assignor or such other deposit account accepted by the Agent in writing (the “Lockbox Deposit Account”).

On or prior to the Closing Date, each Assignor shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to the Agent pursuant to which, among other things, the Lockbox Bank agrees to, following notification by the Agent (which notification the Agent shall only give following the occurrence and during the continuance of an Event of Default), comply only with the instructions or other directions of the Agent concerning the Lockbox and the Lockbox Deposit Account. If any Assignor receives any payments, such Assignor shall immediately remit such payments to the Lockbox Deposit Account in their original form with all necessary endorsements. Until so remitted, the Assignors shall hold all such payments in trust for and as the property of the Agent, for the ratable benefit of the Creditor Parties, and shall not commingle such payments with any of its other funds or property.

4. The occurrence of either of the following events shall constitute an event of default under this Master Security Agreement (each, an “Event of Default”): (a) (i) the occurrence of an Event of Default (as defined in each Note); or (b) any material portion of the Collateral shall be damaged, destroyed or otherwise lost and such damage, destruction or loss is not covered by insurance.
5. In case an Event of Default shall have occurred and is continuing, the Agent may (to the extent permitted by and subject to any requirements of applicable law): (i) transfer any or all of the Collateral into its name, or into the name of its nominee or nominees; (ii) exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of any Assignor thereof, or upon the exercise by any Assignor of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and (iii) sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Agent, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Agent in its sole discretion may determine, or as may be required by applicable law. Each Assignor hereby waives and releases any and all right or equity of redemption, whether after sale hereunder. At any such sale, unless prohibited by applicable law, the Agent may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by Agent hereunder, whether upon sale of the Collateral or any part thereof or otherwise, shall be held by Agent and applied by it in repayment of the Obligations as set forth herein. No failure or delay on the part of the Agent in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. Except as required by, and unwaiveable under, the UCC, the Agent may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Obligations. In addition to the foregoing, the Agent shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York (the “UCC”) regardless of the jurisdiction in which enforcement hereof is sought.

Notwithstanding anything else herein to the contrary, in the event that any Assignor enters into a Control Agreement with Agent and a third party holding an account of such Assignor, then Agent agrees as follows:
(i)
the Agent shall not deliver a notice (a “Notice”) to such third party asserting the right to direct the disposition of funds contained in such account unless an Event of Default has occurred and is continuing or as otherwise permitted by the Documents; and

(ii)
in the event Agent delivers a Notice to the third party in contravention hereof, Agent will promptly notify the third party that the Notice is terminated and Agent shall not have the right to send an additional Notice except as provided in Section (i) above.

For purposes of the foregoing, Control Agreement shall mean an agreement entered into among a debtor, secured party and third party pursuant in which the intent is, in part, to evidence the control of the secured party for purposes of perfecting its security interest in the account subject to such Control Agreement under Article 9 of the UCC.
6. Upon the occurrence of and during the continuance of any Event of Default and to the extent permitted by and subject to any requirements of applicable law, the Agent may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of any Creditor Party or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of any Collateral of any Assignor (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of the relevant Assignor and not the Agent, and the Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it and to the extent permitted by and subject to any requirements of applicable law, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the relevant Assignor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Assignors, enter upon, use and occupy all premises owned or occupied by the relevant Assignor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the relevant Assignor’s business or as security for loans or advances to enable the Receiver to carry on the relevant Assignor’s business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Agent, and subject to applicable law, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Agent. Every such Receiver may, in the discretion of the Agent, be vested with all or any of the rights and powers of the Agent.

7. Upon and during the continuance of any Event of Default, the Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of Section 6.
8. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor’s part to be performed or fulfilled under or pursuant to this Master Security Agreement, the Agent may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor’s joint and several account and at each Assignor’s joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate set forth in the Notes, or, at the Agent’s option, debited by the Agent from any other deposit accounts in the name of any Assignor and controlled by the Agent.
9. Each Assignor hereby appoints the Agent, or any other Person whom the Agent may designate as such Assignor’s attorney, with power to: (a)(i) execute any security related documentation on such Assignor’s behalf and to supply any omitted information and correct patent errors in any documents executed by such Assignor or on such Assignor’s behalf; (ii) to sign such Assignor’s name on and file any financing statements or other public record against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); and (iii) to do all other things the Agent deems necessary to reasonably carry out the terms of Section 1 of this Master Security Agreement, any other Related Agreement and all other related documents and (b) upon the occurrence and during the continuance of an Event of Default; (i) endorse such Assignor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent’s possession; (ii) sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, verifications of accounts receivable and notices to or from account debtors; (iii) verify the validity, amount or any other matter relating to any accounts receivable by mail, telephone, telegraph or otherwise with account debtors; and (iv) notify the post office authorities to change the address for delivery of such Assignor’s mail to an address designated by the Agent, and to receive, open and dispose of all mail addressed to such Assignor. Each Assignor hereby ratifies and approves all acts of the attorney and neither the Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

10. The proceeds of any collection, recovery, receipt, appropriation, realization, sale or other disposition of the Collateral shall be applied by Agent as follows:
(a)
First, to the payment of all costs, reasonable expenses and charges of the Agent or any Receiver and to the reimbursement of the Agent or any Receiver for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), reasonable attorneys’ fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by the Agent or any Receiver in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

(b)	Second, to the payment of the Obligations, in whole or in part, in such order as the Agent may elect, whether or not such Obligations is then due;

(c)	Third, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC; and

(d)	Fourth, to the extent of any surplus, to the Assignors or as a court of competent jurisdiction may direct.
In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, the Assignors shall be liable for the deficiency plus the costs and reasonable fees of any attorneys employed by Agent to collect such deficiency
11. No delay or failure on the Agent’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by the Agent and then only to the extent therein set forth, and no waiver by the Agent of any default shall operate as a waiver of any other default or of the same default on a future occasion. The Creditor Parties’ books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding. The Agent shall have the right to enforce any one or more of the remedies available to the Agent, successively, alternately or concurrently. Each Assignor agrees to join with the Agent in executing such documents or other instruments to the extent required by the UCC in form satisfactory to the Agent and in executing such other documents or instruments as may be required or deemed necessary by the Agent for purposes of affecting or continuing the Agent’s security interest in the Collateral.
12. The Assignors shall jointly and severally pay all of the Agent’s and each other Creditor Party’s reasonable charges, fees, out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers (“Expenses”), in connection with the preparation, execution and delivery of the Documents as set forth in the Purchase Agreement, and Expenses in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document.

The Assignors shall also jointly and severally pay all of the Agent’s, any Receiver’s and each other Creditor Party’s Expenses, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by the Documents, (b) the Agent’s obtaining performance of the Obligations under the Documents, including, but not limited to the enforcement or defense of the Agent’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re appraisals of any property (real or personal) pledged to the Agent by any Assignor as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Assignors shall also jointly and severally pay the Agent’s and each other Creditor Party’s customary bank charges for all bank services (including wire transfers) performed or caused to be performed by the Agent or any other Creditor Party for any Assignor at any Assignor’s request or in connection with any Assignor’s loan account (if any) with the Agent or any other Creditor Party. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignors to the Agent shall be payable on demand and shall be secured by the Collateral. If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a “Governmental Authority”) is or may be imposed on or as a result of any transaction between any Assignor, on the one hand, and the Agent and/or any other Creditor Party on the other hand, which the Agent and/or any other Creditor Party is or may be required to withhold or pay, the Assignors hereby jointly and severally indemnify and hold the Agent and each other Creditor Party harmless in respect of such taxes, and the Assignors will repay to the Agent or such other Creditor Party the amount of any such taxes which shall be charged to the Assignors’ account; and until the Assignors shall furnish the Agent and such other Creditor Party with indemnity therefor (or supply the Agent and such other Creditor Party with evidence satisfactory to it that due provision for the payment thereof has been made), the Creditor Parties may hold without interest any balance standing to each Assignor’s credit (if any) and the Agent shall retain its liens in any and all Collateral.
13. THIS MASTER SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to the Agent hereunder shall inure to the benefit of the Agent’s successors and assigns. The term “Agent” as herein used shall include the Agent, any parent of the Agent’s, any of the Agent’s subsidiaries and any co-subsidiaries of the Agent’s parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor.

14. Each Assignor hereby consents and agrees that the state and federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between any Assignor, on the one hand, and the Agent and/or any other Creditor Party, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that the Agent, each other Creditor Party and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude the Agent from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Agent. Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each Assignor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon Assignor’s actual receipt thereof.
The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suite, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Agent and/or any other Creditor Party, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.
15. This Master Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.
16. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to the Agent, (y) delivering supplements to such exhibits and annexes to such Documents as the Agent shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to the Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Agent.

17. All notices from the Agent to any Assignor shall be sufficiently given if mailed or delivered to such Assignor’s address set forth below.

Very truly yours, VERICHIP CORPORATION
By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	President and Chief Financial Officer

Address: 1690 South Congress Avenue, Suite 200 Delray Beach, FL 33445 Attention: William J. Caragol Facsimile No.:561-805-8001

XMARK CORPORATION
By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Financial Officer and Secretary

Address: 1690 South Congress Avenue, Suite 200 Delray Beach, FL 33445 Attention: William J. Caragol Facsimile No.:561-805-8001

AGREED AND ACKNOWLEDGED:

LV ADMINISTRATIVE SERVICES, INC., as Agent

By:	/s/ Scott Bluestein Name: Scott Bluestein
Title: Authorized Signatory
signature page to
master security agreement

SCHEDULE A

		Organizational
Entity	Jurisdiction of Formation	Identification Number

VERICHIP CORPORATION	Delaware	3414073

XMARK CORPORATION	Ontario	446052-9

SCHEDULE B
COMMERCIAL TORT CLAIMS
NONE